                                                                    EXHIBIT 10.3

                                                                  CONFORMED COPY

                                                       (INCORPORATING AMENDMENTS
                                                            TO 30TH APRIL, 1998)





                             DATED 7TH APRIL, 1998



                                    BETWEEN


                     BLACKSTONE HOTEL ACQUISITIONS COMPANY


                                    - and -


                             BANKERS TRUST COMPANY


                                -----------------
                                   DEBENTURE
                                -----------------





                                 ALLEN & OVERY
                                    London

                               TABLE OF CONTENTS

CLAUSE                                                                     Page

1.   Interpretation...........................................................1

2.   Fixed Security...........................................................5

3.   Floating Charge..........................................................6

4.   Covenants for Title......................................................7

5.   Representations and Warranties...........................................7

6.   General Undertakings.....................................................8

7.   Property Undertakings...................................................11

8.   Security Accounts.......................................................15

9.   When Security Becomes Enforceable.......................................16

10.  Enforcement of Security.................................................16

11.  Receiver................................................................17

12.  Powers of Receiver......................................................18

13.  Application of Proceeds.................................................20

14.  Expenses and Indemnity..................................................20

15.  Delegation..............................................................21

16.  Further Assurances......................................................21

17.  Power of Attorney.......................................................21

18.  Miscellaneous...........................................................23

19.  Release.................................................................23

20.  Governing Law...........................................................23



SCHEDULES

1.   Real Property...........................................................24

2.   Specific Patents and Trademarks.........................................24

3.   Relevant Agreements.....................................................24

4.   Form of Letters to the Account Bank.....................................25

     Part I - Form of Notice to the Account Bank.............................25

     Part II - Form of Acknowledgement of the Account Bank...................27


Signatories..................................................................28

THIS DEED is dated 7th April, 1998 between:

(1) BLACKSTONE HOTEL ACQUISITIONS COMPANY (Registered number 3543429) (the "CHARGOR"); and

(2) BANKERS TRUST COMPANY (the "SECURITY TRUSTEE") as agent and trustee for the Finance Parties (as defined below).

BACKGROUND:

(A) The Chargor enters into this Deed in connection with the Senior Credit Agreement and the Junior Credit Agreement (each as defined below).

(B) It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  DEFINITIONS

     In this Deed:

     "Act"

     means the Law of Property Act 1925.

     "Charged Shares"

     means

     (a) the Group Shares, the Target Shares and any other stocks, shares, debentures, bonds or other securities and investments;

     (b) all rights of whatever nature which the Chargor may now have or hereafter acquire as against CREST in respect of any Group Shares or Target Shares including (but without limitation) any rights which the Chargor may have (i) under any agreement with CREST or CRESTCo Limited and/or (ii) to require delivery by CREST of any Group Shares or Target Shares to, or to the order of, the Chargor; and

     (c) all rights of whatever nature which the Chargor may now have or hereafter acquire as against a custodian in respect of any Group Shares or Target Shares held in such custodian's account with CREST including (but without limitation) any rights which the Chargor may have (i) under any agreement with such custodian relating to the use of such account and/or (ii) to require delivery by such custodian of any Group Shares or Target Shares to, or to the order of, the Chargor.

     "CREST"

     means the clearance system operated by CRESTCo Limited.

     "EnvironmentaL Law"

     means any law, regulation, code of practice, circular, guidance notice or the like (whether in the United Kingdom or elsewhere) concerning the protection of human health or the environment or the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

     "Finance Document"

     means:

     (a)  each Finance Document as defined in the Senior Credit Agreement;

     (b)  each Finance Document as defined in the Junior  Credit Agreement;

     (c)  each Hedging Document as defined in the Intercreditor Agreement;

     (d) each document designated in writing as such by the Chargor and the Security Trustee.

     "Finance Party"

     means:

     (a)  each person defined as a Finance Party in the Senior Credit Agreement;

     (b)  each  Hedging Bank under, and as defined in, the Intercreditor
          Agreement;

     (c) each person defined as a Junior Finance Party in the Junior Credit Agreement; and

     (d) any other party designated in writing as such by the Chargor and the Security Trustee.

     "Fixtures"

     means all fixtures and fittings (including trade fixtures and fittings) and fixed plant and machinery on the Mortgaged Property.

     "Group Shares"

     means any stocks, shares, debentures, bonds or other securities and investments in any member of the Group other than the Chargor in which the Chargor has any interest.

     "Insurances"

     means all contracts and policies of insurance taken out by or on behalf of the Chargor or (to the extent of its interest) in which the Chargor has an interest.

     "Intellectual Property Rights"

     means all know-how, patents, trade marks, service marks, designs, business names, topographical or similar rights, copyrights and other intellectual property monopoly rights and any interests (including by way of licence) in any of the foregoing (in each case whether registered or not and including all applications for the same).

     "Junior  CrediT Agreement"

     means the (Pounds)100,600,000 Junior Mortgage Loan Facility Agreement dated on or about 30th April, 1998 between (among others) the parties to this Deed.

     "Mortgaged Property"

     means all freehold or leasehold property the subject of any security created by this Deed.

     "Premises"

     means all buildings and erections included in the definition of "Security Assets".

     "Receiver"

     means a receiver and manager or (if the Security Trustee so specifies in the relevant appointment) a receiver, in either case, appointed under this Deed.

     "Related Rights"

     means any dividend or interest paid or payable in relation to any Charged Share and any rights, moneys or property accruing or offered at any time in relation to any Charged Shares by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise.

     "Relevant Agreements"

     means the agreements listed in Schedule 3.

     "Report on Title"

     means any certificate of title or report on title in relation to the Mortgaged Property provided by or on behalf of the Chargor to the Security Trustee and accepted by the Security Trustee in writing as a Report on Title for the purposes of this Deed.

     "Secured Liabilities"

     means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Chargor to any Finance Party under each Finance Document to which the Chargor is a party except for any obligation which, if it were so included, would result in this Deed contravening Section 151 of the Companies Act 1985. The term "Finance Document" includes all amendments and supplements including supplements providing for further advances.

     "Security Account"

     means the FF&E Account, the Savoy Debenture Stock Reserve Account and any other account established under Clause 8 (Security Accounts).

     "Security Assets"

     means all assets of the Chargor the subject of any security created by this Deed.

     "Security Period"

     means the period beginning on the date of this Deed and ending on the date on which the Security Trustee is satisfied (acting on the instructions of the Finance Parties) that all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

     "Senior Credit AgreemenT"

     means the (Pounds)275,000,000 senior mortgage loan facility agreement dated 7th April, 1998 and amended by a deed of amendment and restatement dated on or about 30th April, 1998 between (among others) the parties to this Deed.

     "Senior Discharge Date"

     has the meaning given to it in the Intercreditor Agreement.

     "Target Shares"

     means the Shares in the Target acquired or to be acquired by the Chargor pursuant to the Offer.

1.2  Construction

(a) Unless the context otherwise requires, capitalised terms defined in the Senior Credit Agreement or (if not defined in the Senior Credit Agreement) the Junior Credit Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b) The provisions of Clause 1.2 (Construction) of the Senior Credit Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Senior Credit Agreement are to be construed as references to this Deed.

(c) The terms of the other Finance Documents and of any side letters between any Parties in relation to any Finance Document are incorporated in this Deed to the extent required to ensure that any purported disposition of the Mortgaged Property contained in this Deed is a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

(d) If the Security Trustee (acting on legal advice) considers that an amount paid by any Obligor to a Finance Party under a Finance Document is capable of being avoided or otherwise set aside on the liquidation or administration of that Obligor or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Deed.

2.   Fixed Security

2.1  Creation of fixed security

     The Chargor, as security for the payment of all the Secured Liabilities, charges in favour of the Security Trustee:-

     (a)  by way of a first legal mortgage:

          (i)  any property specified in Schedule 1; and

          (ii) all estates or interests in any freehold or leasehold property (except any Security Assets specified in sub-paragraph (i) above) now belonging to it; and

     (b)  by way of first fixed charge:

          (i) (to the extent that they are not the subject of a mortgage under paragraph (a) above) all estates or interests in any freehold or leasehold property belonging to it;

          (ii) all plant and machinery owned by the Chargor and its interest in any plant or machinery in its possession;

          (iii) all moneys standing to the credit of any account (including the Security Accounts) with any person and the debts represented by them;

          (iv) all benefits in respect of the Insurances and all claims and returns of premiums in respect of them;

          (v) all of the Chargor's book and other debts, the proceeds of the same and all other moneys due and owing to the Chargor and the benefit of all rights, securities and guarantees of any nature enjoyed or held by it in relation to any of the foregoing;

          (vi) (to the extent that they do not fall within any other sub-paragraph of this paragraph (b)) all of the Chargor's rights and benefits under the Relevant Agreements, any distributorship or similar agreements entered into by it, any letters of credit issued in its favour and all bills of exchange and other negotiable instruments held by it;

          (vii) any beneficial interest, claim or entitlement of the Chargor in any pension fund;

          (viii) its goodwill;

          (ix) to the extent that they are capable of being the subject of security, the benefit of all authorizations (statutory or otherwise) held in connection with its business or the use of any Security Asset specified in any other sub-paragraph in this Clause and the right to recover and receive all compensation which may be payable to it in respect of them;

          (x)    its uncalled capital; and

          (xi) its Intellectual Property Rights (including any patents and trademarks specified in Schedule 2); and

     (c) by way of first fixed charge and first mortgage, its interest in all the Charged Shares and their Related Rights.

2.2  MISCELLANEOUS

(a) A reference in this Deed to a charge or mortgage of any freehold or leasehold property includes:-

     (i)    all buildings and Fixtures on that property;

     (ii)   the proceeds of sale of any part of that property; and

     (iii) the benefit of any covenants for title given or entered into by any predecessor in title of the Chargor in respect of that property or any moneys paid or payable in respect of those covenants.

(b) The fact that no details of properties or patents and trademarks or agreements are included in the relevant Schedule does not affect the validity or enforceability of any security created by this Deed.

(c) Without prejudice to Clause 2.1(b)(v) (Creation of fixed security), if, pursuant to Clause 8.4 (Withdrawals), the Chargor is entitled to withdraw the proceeds of any book and other debts standing to the credit of a Security Account and, as a result, those proceeds are released from the fixed charge created pursuant to Clause 2.1(b)(v) (Creation of fixed security) and stand subject to the fixed charge created pursuant to Clause 2.1(b)(iii) (Creation of fixed security) or the floating charge created pursuant to Clause 3.1 (Creation of floating charge), the release will in no way derogate from the subsistence and continuance of the fixed charge on all other outstanding book and other debts of the Chargor and the proceeds of those debts.

3.  FLOATING CHARGE

3.1  Creation of Floating Charge

     The Chargor, as security for the payment of all of the Secured Liabilities, charges in favour of the Security Trustee by way of a first floating charge all its assets not otherwise effectively mortgaged, charged or assigned by way of fixed mortgage or charge by Clause 2 (Fixed Security).

3.2  Conversion

     The Security Trustee may by notice to the Chargor convert the floating charge created by this Deed into a fixed charge as regards all or any of the Chargor's assets specified in the notice if:

     (a)  an Event of Default is outstanding; or

     (b) the Security Trustee considers in good faith those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy.

4.   COVENANTS FOR TITLE

     Each mortgage and charge created under this Deed is made by the Chargor with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994.

5.   REPRESENTATIONS AND WARRANTIES

5.1  Representations and Warranties

     The Chargor makes the representations and warranties set out in this Clause 5 to each Finance Party.

5.2  REPORT ON TITLE

(a) The information provided to the lawyers who prepared any Report on Title for the purpose of that Report was true in all material respects at the date it was expressed to be given;

(b) the information referred to in paragraph (a) above was at the date it was expressed to be given complete and did not omit any information which, if disclosed, might adversely affect the decision of a person considering whether to enter into the Credit Agreement; and

(c) since the date of any information referred to in paragraph (a) above nothing has occurred which renders that information untrue or misleading in any respect and which, if disclosed, might adversely affect the decision of a person considering whether to enter into the Senior Credit Agreement or, as the case may be, the Junior Credit Agreement.

5.3  The Mortgaged Property

     Save as disclosed in any Report on Title or otherwise in writing to the Security Trustee:-

     (a)  the Chargor is the legal and beneficial owner of the Mortgaged
          Property;

     (b) to the best of the Chargor's knowledge, information and belief, there subsists no breach of any law or regulation which affects or might affect materially the value of the Mortgaged Property;

     (c) there are no covenants, agreements, stipulations, reservations, conditions, interest, rights or other matters whatsoever affecting the Mortgaged Property;

     (d) nothing has arisen or has been created or is subsisting which would be an overriding interest over the Mortgaged Property;

     (e) to the best of the Chargor's knowledge, information and belief, no facilities necessary for the enjoyment and use of the Mortgaged Property are enjoyed by the Mortgaged Property on terms entitling any person to terminate or curtail its use;

     (f) the Chargor has received no notice of any adverse claims by any person in respect of the ownership of the Mortgaged Property or any interest in it, nor has any acknowledgement been given to any person in respect of the Mortgaged Property; and

     (g) the Mortgaged Property is free from any Security Interest or any tenancies or licences, except as permitted by both the Senior Credit Agreement and the Junior Credit Agreement.

5.4  Intellectual Property Rights

(a) The Intellectual Property Rights owned by the Chargor are all of the Intellectual Property Rights required by it in order for it to carry on its business as it is now being conducted and the Chargor does not, insofar as it is aware, in carrying on its business, infringe any Intellectual Property Rights of any third party.

(b) The Intellectual Property Rights owned by the Chargor are free of any Security Interests (save for those created by or pursuant to this Deed) and, insofar as it is aware, any other rights or interests (including any licences) in favour of third parties.

(c) To its knowledge, no Intellectual Property Right owned by the Chargor is being infringed, nor is there any threatened infringement of any Intellectual Property Right.

5.5  Times for making representations and warranties

     The representations and warranties set out in this Clause 5 are made on the date of this Deed and are deemed to be repeated by the Chargor on each date on which representations and warranties are repeated under Clause 16.20 (c) of the Senior Credit Agreement or Clause 16.20(c) of the Junior Credit Agreement.

6.  GENERAL UNDERTAKINGS

6.1  Duration

     The undertakings in this Clause 6 remain in force throughout the Security Period.

6.2  Restrictions on dealing

     The Chargor shall not:-

     (a) create or permit to subsist any Security Interest on any Security Asset other than any Security Interest created by this Deed or as permitted by the Senior Credit Agreement and (after the Senior Discharge Date) the Junior Credit Agreement; or

     (b) sell, transfer, grant any rights relating to, or lease or otherwise dispose of any Security Asset (or any interest in any Security Asset), except as permitted by the Senior Credit Agreement and (after the Senior Discharge Date) the Junior Credit Agreement.

6.3  Book debts and receipts

     The Chargor shall get in and realise the Chargor's:

     (a)  securities to the extent held by way of temporary investment;

     (b)  book and other debts and other moneys; and

     (c) royalties, fees and income of like nature in relation to any Intellectual Property Right owned by it,

     in the ordinary course of its business and hold the proceeds of the getting in and realisation upon trust for the Security Trustee.

6.4  Relevant Agreements

     The Chargor shall not amend or waive any provision of or terminate any Relevant Agreement (except for amendments to Hedging Agreements permitted by the Senior Credit Agreement and (after the Senior Discharge Date) the Junior Credit Agreement) and shall duly and promptly perform its obligations and diligently pursue its rights under any Relevant Agreement.

6.5  Deposit of Non-CREST Charged Shares

     Subject (where relevant) to Clause 6.6 (CREST Charged Shares), the Chargor shall forthwith:

     (a) deposit with the Security Trustee, or as the Security Trustee may direct, all certificates and other documents of title or evidence of ownership in relation to the Charged Shares and their Related Rights; and

     (b) execute and deliver to the Security Trustee all share transfers and other documents and take all other steps which may be requested by the Security Trustee in order to enable the Security Trustee or its nominees to be registered as the owner or otherwise obtain a legal title to the Charged Shares and their Related Rights.

6.6  CREST Charged Shares

(a) On or before the Unconditional Date the Chargor shall give the following irrevocable instructions, each in a form previously agreed by the Security
     Trustee:

     (i) an instruction to the Chargor's receiving agent in respect of any Target Shares held within CREST to transfer such shares (A) to an escrow account of the Chargor with CREST (the "Designated Escrow Account") or (B) (if the Security Trustee requires) to an account of the Security Trustee or its nominee with CREST nominated by the Security Trustee; and

     (ii) (if any Target Shares held within CREST are to be transferred to an escrow account in accordance with paragraph (a)(i)(A) above) an instruction to CREST identifying the Security Trustee (or, if the Security Trustee requires, its nominee) as the Chargor's escrow agent in respect of the Designated Escrow Account.

(b) Promptly after the acquisition by the Chargor of any Target Shares held within CREST, the Chargor shall procure the conversion of such Target Shares into certificated form and shall procure the deposit of all certificates and other documents of title in respect of such Target Shares in accordance with Clause 6.5(a) (Deposit of Non-CREST Charged Shares) and shall take all the steps required by Clause 6.5(b) (Deposit of Non-CREST Charged Shares) in relation to those Target Shares.

(c) The Chargor shall promptly give such instructions to CREST or any other relevant person and provide such documents as the Security Trustee may require for perfecting the security intended to be created by this Deed over Charged Shares held within CREST or to enable the Security Trustee or its nominee to comply with all its obligations in respect of any such Charged Shares and their Related Rights.

(d) The Chargor hereby provides to CREST the authorisations in relation to the Charged Securities required by CREST under its standard terms of business from time to time, acknowledges that the Security Trustee holds the Chargor's rights in respect of the Charged Shares as trustee on behalf of the Finance Parties and agrees that the Security Trustee may enforce such rights as trustee for the Finance Parties.

6.7  Rights in Respect of the Charged Shares

     Unless an Event of Default is subsisting:-

     (a)  the voting rights, powers and other rights in respect of the Charged
          Shares:

          (i) shall (if the Charged Shares are registered in the name of the Security Trustee or its nominee) be exercised by it in any manner (not being inconsistent with the provisions of the Finance Documents) which the Chargor directs in writing; or

          (ii) in any other case, shall be exercisable by the Chargor in any manner (not being inconsistent with the Finance Documents); and

     (b) all dividends, distributions, interest and other monies paid in respect of the Charged Shares:

          (i) which are received by the Security Trustee, shall be paid to the Chargor as soon as is reasonably practicable; or

          (ii) which are received by the Chargor, may be retained by the Chargor.

     If an Event of Default is subsisting, the Security Trustee may exercise all voting rights, powers and other rights in respect of the Charged Shares to the exclusion of the Chargor and the Security Trustee, may receive and retain all dividends, distributions, interest and other moneys paid in respect of the Charged Shares for application in or towards the Secured Liabilities (and if the Chargor receives any of such dividends, distributions, interest or other moneys, it shall hold them in trust for the Security Trustee and forthwith pay them to the Security Trustee).

6.8  Intellectual PROPERTY RIGHTS

     The Chargor shall:-

     (a) make such registrations and pay such fees, registration taxes and similar amounts as are necessary to keep its Intellectual Property Rights in force;

     (b) if requested to do so by the Security Trustee, make entries in any public register of its Intellectual Property Rights which either record the existence of this Deed or the restrictions on disposal effected by this Deed;

     (c) take such steps as are necessary (including the institution of legal proceedings) to prevent third parties infringing those Intellectual Property Rights and (without prejudice to paragraph (a) above) take all other steps which are reasonably practicable to maintain and preserve its interests in them; and

     (d)  not, without the prior consent of the Security Trustee:-

          (i) sell, transfer, license or otherwise dispose of all or any part of those Intellectual Property Rights; or

          (ii) permit any Intellectual Property Right which is registered to be abandoned or cancelled, to lapse or to be liable to any claim of abandonment for non-use or otherwise.

7.  PROPERTY UNDERTAKINGS

7.1  Duration

     The undertakings in this Clause 7 remain in force throughout the Security Period.

7.2  Repair

     The Chargor shall keep:-

     (a) the Premises in good and substantial repair and condition and adequately and properly painted and decorated; and

     (b) the Fixtures and all plant, machinery, implements and other effects owned by it and which are in or upon the Premises or elsewhere in a good state of repair and in good working order and condition.

7.3  Insurance

(a) Except where the landlord of any leasehold property has actually insured the property in accordance with the relevant lease, the Chargor shall insure the Premises and all its other assets of an insurable nature in the Premises against:-

     (i)   loss or damage by fire;

     (ii) other risks normally insured against by persons carrying on the same class of business as that carried on by it; and

     (iii) any other risks which the Security Trustee may reasonably require.

     Any such insurance must be in a sum or sums not less than the replacement value of the Premises or other assets (meaning the total cost of entirely rebuilding, reinstating or replacing the Premises and those other assets in the event of their being completely destroyed together with architects' and surveyors' fees). Any such insurance must be with an insurance company or underwriters acceptable to the Security Trustee.

(b) All moneys received or receivable under any insurance in respect of the Premises or any other assets of an insurable nature in the Premises shall be applied:-

     (i) in replacing, restoring or reinstating the Premises or assets destroyed or damaged or in any other manner which the Security Trustee may agree; or

     (ii) after an Event of Default has occurred, if the Security Trustee so directs and the terms of the relevant insurances so permit, in or towards satisfaction of the Secured Liabilities.

(c) The Chargor shall procure that a note of each Finance Party's interest is endorsed upon all policies of insurance maintained by the Chargor or any person on its behalf in accordance with paragraph (a) above and shall obtain an undertaking in favour of the Security Trustee from the relevant insurers not to cancel the policies or allow the policies to lapse without giving 30 days prior written notice to the Security Trustee of its intention to do so.

(d) The Chargor shall not do or permit anything to be done which may make void or voidable any Insurance in connection with any part of the Mortgaged Property.

(e) The Chargor shall promptly pay all premiums and do all other things necessary to keep all of the Insurances in force.

(f) The Chargor shall, on demand by the Security Trustee, produce to the Security Trustee the policy, certificate or cover note relating to any Insurance and the receipt for the payment of any premium for an Insurance as the Security Trustee may request.

7.4  Compliance with leases

     The Chargor shall:-

     (a) perform all the terms on its part contained in any lease or leases comprised within the Mortgaged Property; and

     (b) not do or permit to be done any act as a result of which any such lease or leases may become liable to forfeiture or otherwise be determined.

7.5  Acquisitions and legal mortgage

(a)  The Chargor shall:-

     (i) notify the Security Trustee forthwith upon the acquisition by the Chargor of any freehold or leasehold property;

     (ii) on demand made to the Chargor by the Security Trustee and at the cost of the Chargor, execute and deliver to the Security Trustee a legal mortgage in favour of the Security Trustee of any freehold or leasehold property which becomes vested in it after the date of this Deed in any form which the Security Trustee may require.

(b) In the case of any leasehold property in relation to which the consent of the landlord in whom the reversion of that lease is vested is required in order for the Chargor to perform its obligation under paragraph (a)(ii) above, the Chargor shall not be required to perform that obligation unless and until it has obtained the landlord's consent (which it shall use its reasonable endeavours to do).

7.6  Compliance with applicable laws and regulations

     The Chargor shall perform all its obligations under any law or regulation in any way related to or affecting any Security Asset.

7.7  Notices

     The Chargor shall, within 14 days after the receipt by the Chargor of any application, requirement, order or notice served or given by any public or local or any other authority with respect to the Security Assets (or any part of them):-

     (a)  give notice to the Security Trustee within seven days after demand;

     (b)  deliver a copy to the Security Trustee; and

     (c) inform the Security Trustee of the steps taken or proposed to be taken to comply with the relevant requirement.

7.8  Leases

     Except as otherwise permitted by the Senior Credit Agreement and (after the Senior Discharge Date) the Junior Credit Agreement, the Chargor shall not, without the prior consent of the Security Trustee, grant or agree to grant (whether in exercise or independently of any statutory power) any lease or tenancy of the Mortgaged Property or any part of it or accept a surrender of any lease or tenancy or confer upon any person any contractual licence or right to occupy the Mortgaged Property.

7.9  H.M. Land Registry

     The Chargor shall in respect of any freehold or leasehold property which is acquired after the date of this Deed by the Chargor, the title to which is registered at H.M. Land Registry or the title to which is required to be so registered, give H.M. Land Registry written notice of this Deed and procure that notice of this Deed is duly noted in the Register to each such title.

7.10  Deposit of title deeds

     The Chargor shall deposit with the Security Trustee all deeds and documents of title relating to the Mortgaged Property and all Local Land Charges, Land Charges and Land Registry Search Certificates and similar documents received by or on behalf of the Chargor not more than three months prior to the date of this Deed. The Security Trustee is entitled to hold the above deeds and documents during the Security Period.

7.11  Access

     The Chargor shall permit the Security Trustee and any person nominated by it at all reasonable times to enter upon any part of the Mortgaged Property and view the state of it.

7.12  Investigation of title

      The Chargor shall grant the Security Trustee or its lawyers on request all facilities within the power of the Chargor to enable the Security Trustee or its lawyers to carry out investigations of title to the Mortgaged Property and other property which is or may be subject to this security and enquiries into matters in connection with the Mortgaged Property or that other property as may be carried out by a prudent mortgagee. Any such investigations and enquiries shall be at the expense of the Chargor.

7.13  Licensed Business

     The Chargor shall:

     (i) continue the licensed business (if any) carried on from the Mortgaged Property in a proper and businesslike manner;

     (ii) not suffer to be done anything whereby any material licenses held in connection with the said business may be forfeited or revoked;

     (iii) as and when the said material licences shall become renewable, apply for renewal thereof, and use its reasonable endeavours to have the same renewed; and

     (iv) in the event of the Security Trustee entering into possession of, or selling the Mortgaged Property, or any part thereof, by virtue of the powers herein contained or in any other Security Document, assist the Security Trustee or its nominees, or the purchaser in applying for a protection order, transfer or renewal of the said licences in respect of the Mortgaged Property or appropriate part thereof.

7.14  Report on title

     The Chargor shall, forthwith on demand by the Security Trustee, provide the Security Trustee with a report as to the title of the Chargor to the Mortgaged Property and other property which is or may be subject to this security and related matters concerning those items which may properly be sought to be covered by a prudent mortgagee in a lawyer's report of this nature and, where applicable, in a similar format to the agreed form of Certificate of Title.

7.15  Power to remedy

     In case of default by the Chargor in performing any term affecting the Mortgaged Property, the Chargor shall permit the Security Trustee or its agents and contractors:-

     (a)  to enter on the Mortgaged Property; and

     (b) to comply with or object to any notice served on the Chargor in respect of the Mortgaged Property; and

     (c) to take any action as the Security Trustee may reasonably consider necessary or desirable to prevent or remedy any breach of any such term or to comply with or object to any such notice.

8.   SECURITY ACCOUNTS

8.1  Accounts

     All Security Accounts must be maintained at a branch of the Account Bank approved by the Security Trustee.

8.2  Change of Account Bank

(a) The Account Bank may be changed to another bank or financial institution, with the prior written consent of the Security Trustee.

(b) A change only becomes effective upon the proposed new Account Bank agreeing with the Security Trustee and the Chargor, in a manner satisfactory to the Security Trustee, to fulfil the role of the Account Bank under this Deed.

(c) In the event of a change of Account Bank, the amount (if any) standing to the credit of the Security Accounts maintained with the old Account Bank shall be transferred to the corresponding Security Accounts maintained with the new Account Bank forthwith upon the appointment taking effect. The Chargor shall take any action which the Security Trustee may require to facilitate a change of Account Bank and any transfer of credit balances (including the execution of bank mandate forms).

8.3  Notices to Account Bank

(a) Forthwith upon the FF&E Account being opened, the Chargor shall give the Account Bank a notice in the form of Part I of Schedule 4 and shall use all reasonable endeavours to ensure that the Account Bank acknowledges that notice in the form set out in Part II of Schedule 4.

(b) Forthwith upon the Savoy Debenture Stock Reserve Account being opened, the Chargor shall give the Account Bank a notice in the form of Part I of
     Schedule 4 and shall use all reasonable endeavours to ensure that the Account Bank acknowledges that notice in the form set out in Part II of
     Schedule 4.

(c) The Chargor shall notify the Security Trustee forthwith when the FF&E Account and the Savoy Debenture Stock Reserve Account are opened.

8.4  WITHDRAWALS

(a) Subject to paragraph (b) below, except with the prior consent of the Security Trustee, the Chargor shall not withdraw any moneys standing to the credit of a Security Account.

(b) The Charger may withdraw amounts from the FF&E Account as permitted under Clause 17.24 (b) (Accounts) of the Senior Credit Agreement or (after the Senior Discharge Date) Clause 17.24(b) (Accounts) of the Junior Credit Agreement. If an Event of Default is subsisting, the Security Trustee may give notice to the Account Bank terminating the Chargor's withdrawal rights on the FF&E Account.

(c) The Security Trustee (or a Receiver) may (subject to the payment of any claims having priority to this security) withdraw amounts standing to the credit of a Security Account to meet an amount due and payable under the Finance Documents when it is due and payable.

9.    WHEN SECURITY BECOMES ENFORCEABLE

      The security constituted by this Deed shall become immediately enforceable upon the occurrence of an Event of Default and the power of sale and other powers conferred by Section 101 of the Act, as varied or amended by this Deed, shall be immediately exercisable upon and at any time after the occurrence of any Event of Default. After the security constituted by this Deed has become enforceable, the Security Trustee may in its absolute discretion enforce all or any part of the security in any manner it sees fit or as the Majority Banks direct.

10.   ENFORCEMENT OF SECURITY

10.1  General

      For the purposes of all powers implied by statute, the Secured Liabilities are deemed to have become due and payable on the date of this Deed and
      Section 103 of the Act (restricting the power of sale) and Section 93 of the Act (restricting the right of consolidation) do not apply to the security constituted by this Deed. The statutory powers of leasing conferred on the Security Trustee are extended so as to authorise the Security Trustee to lease, make agreements for leases, accept surrenders of leases and grant options as the Security Trustee may think fit and without the need to comply with any provision of section 99 or 100 of the Act.

10.2  Charged Shares

      After the security constituted by this Deed has become enforceable, the Security Trustee may exercise (in the name of the Chargor and without any further consent or authority on the part of the Chargor) any voting rights and any powers or rights which may be exercised by the person or persons in whose name any Charged Share and its Related Rights are registered or who is the holder of any of them or otherwise (including all the powers given to trustees by Section 10(3) and (4) of the Trustee Act, 1925 as amended by Section 9 of the Trustee Investment Act, 1961 in respect of securities or property subject to a trust).

10.3  Contingencies

      If the Security Trustee enforces the security constituted by this Deed at a time when no amounts are due under the Finance Documents but at a time when amounts may or will become so due, the Security Trustee (or the Receiver) may pay the proceeds of any recoveries effected by it into a Security Account.

10.4  No liability as mortgagee in possession

      Neither the Security Trustee nor any Receiver will be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

10.5  Agent of the Chargor

      Each Receiver is deemed to be the agent of the Chargor for all purposes and accordingly is deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The Chargor alone shall be responsible for his contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by him and no Finance Party shall incur any liability (either to the Chargor or to any other person) by reason of the Security Trustee making his appointment as a Receiver or for any other reason.

10.6  Privileges

      Each Receiver and the Security Trustee is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers when such receivers have been duly appointed under the Act, except that Section 103 of the Act does not apply.

10.7  Protection of third parties

      No person (including a purchaser) dealing with the Security Trustee or a Receiver or its or his agents will be concerned to enquire:-

      (a)  whether the Secured Liabilities have become payable; or

      (b) whether any power which the Security Trustee or the Receiver is purporting to exercise has become exercisable; or

      (c)  whether any money remains due under the Finance Documents; or

      (d) how any money paid to the Security Trustee or to the Receiver is to be applied.

10.8  Redemption of prior Mortgages

      At any time after the security constituted by this Deed has become enforceable, the Security Trustee may:-

      (a) redeem any prior Security Interest against any Security Asset; and/or

      (b) procure the transfer of that Security Interest to itself; and/or

      (c) settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed shall be conclusive and binding on the Chargor.

      All principal moneys, interest, costs, charges and expenses of and incidental to any such redemption and/or transfer shall be paid by the Chargor to the Security Trustee on demand.

11.   RECEIVER

11.1  Appointment of Receiver

      At any time after the security constituted by this Deed becomes enforceable or, if the Chargor so requests the Security Trustee in writing, at any time, the Security Trustee may without further notice appoint by deed, under seal or in writing under its hand any one or more persons to be a Receiver of all or any part of the Security Assets in like manner in every respect as if the Security Trustee had become entitled under the Act to exercise the power of sale conferred under the Act.

11.2  Removal

      The Security Trustee may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it deems it expedient, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

11.3  Remuneration

      The Security Trustee may fix the remuneration of any Receiver appointed by it.

11.4  Relationship with security Trustee

      To the fullest extent permitted by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) upon a Receiver of the Security Assets may after the security created by this Deed becomes enforceable be exercised by the Security Trustee in relation to any Security Asset without first appointing a Receiver or notwithstanding the appointment of a Receiver.

12.   POWERS OF RECEIVER

12.1  GENERAL

(a) Each Receiver has, and is entitled to exercise, all of the rights, powers and discretions set out below in this Clause 12 in addition to those conferred by the Act on any receiver appointed under the Act.

(b) If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receivers.

(c)   Each Receiver has all the rights, powers and discretions set out in
      Schedule 1 to the Insolvency Act, 1986.

(d) A Receiver who is an administrative receiver of the Chargor has all the rights, powers and discretions of an administrative receiver under the Insolvency Act 1986.

12.2  Possession

     A Receiver may take immediate possession of, get in and collect any Security Assets.

12.3  Carry on business

      A Receiver may carry on the business of the Chargor as he thinks fit.

12.4  Protection of assets

      A Receiver may:-

      (a) make and effect all repairs and insurances and do all other acts which the Chargor might do in the ordinary conduct of its business as well for the protection as for the improvement of the Security Assets;

     (b) commence and/or complete any building operations on the Mortgaged Property; and

     (c) apply for and maintain any planning permission, building regulation approval or any other permission, consent or licence,

     in each case as he may think fit.

12.5  Employees

      A Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he may think proper and discharge any such persons appointed by the Chargor.

12.6  Borrow money

      A Receiver may raise and borrow money either unsecured or on the security of any Security Asset either in priority to the security constituted by this Deed or otherwise and generally on any terms and for whatever purpose which he thinks fit. No person lending that money is concerned to enquire as to the propriety or purpose of the exercise of that power or to check the application of any money so raised or borrowed.

12.7  Sale of assets

      A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks proper. The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over such period as he thinks fit. Fixtures, other than landlords fixtures, may be severed and sold separately from the property containing them without the consent of the Chargor.

12.8  Leases

      A Receiver may let any Security Asset for any term and at any rent (with or without a premium) which he thinks proper and may accept a surrender of any lease or tenancy of any Security Asset on any terms which he thinks fit (including the payment of money to a lessee or tenant on a surrender).

12.9  Compromise

      A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating in any way to any Security Asset.

12.10 Legal Actions

      A Receiver may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings in relation to any Security Asset which may seem to him to be expedient.

12.11  Receipts

       A Receiver may give valid receipts for all moneys and execute all assurances and things which may be proper or desirable for realising any Security Asset.

12.12  Subsidiaries

       A Receiver may form a Subsidiary of the Chargor and transfer to that Subsidiary any Security Asset.

12.13  Delegation

       A Receiver may delegate his powers in accordance with Clause 15 (Delegation).

12.14  Other powers

       A Receiver may:-

       (a) do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed; and

       (b) exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of the same,

       and may use the name of the Chargor for any of the above purposes.

13.    APPLICATION OF PROCEEDS

       Any moneys received by the Security Trustee or any Receiver after the security constituted by this Deed has become enforceable shall be applied in the following order of priority (but without prejudice to the right of any Finance Party to recover any shortfall from the Chargor):

     (a) in satisfaction of or provision for all costs and expenses incurred by the Security Trustee or any Receiver and of all remuneration due to the Receiver under this Deed;

     (b) in or towards payment of the Secured Liabilities or such part of them as is then due and payable; and

     (c) in payment of the surplus (if any) to the Chargor or other person entitled to it.

14.  EXPENSES AND INDEMNITY

     The Chargor shall forthwith on demand pay all costs and expenses (including legal fees) properly incurred in connection with this Deed by any Finance Party, Receiver, attorney, manager, agent or other person appointed by the Security Trustee under this Deed, and keep each of them indemnified against any failure or delay in paying the same (including any arising from any actual or alleged breach by any person of any Environmental Law).

15.  DELEGATION

     The Security Trustee and any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by them under this Deed. Any such delegation may be made upon the terms (including power to sub-delegate) and subject to any regulations which the Security Trustee or such Receiver (as the case may be) may think fit. Neither the Security Trustee nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate which is selected by the Security Trustee with reasonable care.

16.  FURTHER ASSURANCES

     The Chargor shall, at its own expense, take whatever action the Security Trustee or a Receiver may require for:-

     (a) perfecting or protecting the security intended to be created by this Deed over any Security Asset;

     (b) facilitating the realisation of any Security Asset or the exercise of any right, power or discretion exercisable, by the Security Trustee or any Receiver or any of its or their delegates or sub-delegates in respect of any Security Asset, including the execution of any transfer, conveyance, assignment or assurance of any property whether to the Security Trustee or to its nominees, and the giving of any notice, order or direction and the making of any registration, which in any such case, the Security Trustee may think expedient.

17.   POWER OF ATTORNEY

      The Chargor, by way of security, irrevocably and severally appoints the Security Trustee, each Receiver and any of their delegates or sub-delegates to be its attorney to take any action at any time that the Chargor is in default of its obligations to take any such action which the Chargor is obliged to take under this Deed, including under Clause 16 (Further Assurances). The Chargor ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this Clause.

18.   MISCELLANEOUS

18.1  Covenant to pay

      The Chargor shall pay or discharge the Secured Liabilities in the manner provided for in the Finance Documents.

18.2  Continuing security

      The security constituted by this Deed is continuing and will extend to the ultimate balance of all the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.

18.3  ADDITIONAL SECURITY

      The security constituted by this Deed is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party for any Secured Liability.

18.4  Tacking

      Each Bank shall perform its obligations under the Senior Credit Agreement or, as the case may be, the Junior Credit Agreement (including any obligation to make available further advances).

18.5  New Accounts

      If a Finance Party receives, or is deemed to be affected by, notice, whether actual or constructive, of any subsequent charge or other interest affecting any Security Asset and/or the proceeds of sale of any Security Asset, the Finance Party may open a new account with the Chargor. If the Finance Party does not open a new account, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice. As from that time all payments made to the Finance Party will be credited or be treated as having been credited to the new account and will not operate to reduce any amount for which this Deed is security.

18.6  Time deposits

      Without prejudice to any right of set-off any Finance Party may have under any other Finance Document or otherwise, if any time deposit matures on any account the Chargor has with any Finance Party at a time within the Security Period when:

      (a) this security has become enforceable; and

      (b) no amount of the Secured Liabilities is due and payable,

      that time deposit shall automatically be renewed for any further maturity which that Finance Party considers appropriate.

18.7  Notice of assignment

      This Deed constitutes notice in writing to the Chargor of any charge or assignment of a debt owed by the Chargor to any other member of the Group contained in any other Security Document.

18.8  H.M. LAND REGISTRY

      The Chargor applies to the Chief Land Registrar for the following to be entered on the Register of Title relating to any property registered at HM Land Registry and against which this Deed may be noted:-

     (a)  A restriction in the following terms:

          "Except under an order of the Registrar, no disposition or dealing by the proprietor of the land is to be registered without the consent of the proprietor for the time being of the Deed dated 7th April, 1998 between Blackstone Hotel Acquisitions Company and Bankers Trust Company".

     (b)  A note in the following terms:

          "The Banks under a senior mortgage loan facility agreement dated 7th April, 1998 between Blackstone Hotel Acquisitions Company (1) Merrill Lynch International (2) the Banks as therein defined (3) and the Agent and Security Agent as therein defined (4) (as amended by an agreement dated 30th, April, 1998) and the Banks under a Junior
          Credit Facility Agreement dated 30th April, 1998 between Blackstone Hotel Acquisitions Company (1) Merrill Lynch International (2) the Banks as therein defined (3) and the Agent and Security Trustee as therein defined (4) are under an obligation to the Chargor to make further advances and this Deed secures those further advances."

19.  RELEASE

     Upon the expiry of the Security Period (but not otherwise), the Finance Parties shall, at the request and cost of the Chargor, take whatever action is necessary to release the Security Assets from the security constituted by this Deed.

20.  GOVERNING LAW

     This Deed is governed by English law.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

                                  SCHEDULE 1

                                 REAL PROPERTY

                      None known at the date of this Deed



                                  SCHEDULE 2
                        SPECIFIC PATENTS AND TRADEMARKS


                      None known at the date of this Deed



                                  SCHEDULE 3
                              RELEVANT AGREEMENTS

1.   Each Hedging Agreement

2. Each undertaking provided to the Chargor by a shareholder in the Target agreeing to accept an Offer.

                                  SCHEDULE 4
                      FORM OF LETTCERS TO THE ACCOUNT BANK

                                    PART I
                      FORM OF NOTICE TO THE ACCOUNT BANK

[On the letterhead of the Chargor]

To:  [ Account Bank ]


                                                        [DATE]
Dear Sirs,

DEBENTURE ("DEBENTURE") DATED 7TH APRIL, 1998 BETWEEN BLACKSTONE HOTEL ACQUISITIONS COMPANY AND BANKERS TRUST COMPANY

This letter constitutes notice to you that, by the Debenture (a copy of which is attached), we have charged (by way of a first fixed charge) to Bankers Trust Company (the "SECURITY TRUSTEE") all moneys standing to the credit of Account
number [     ] with us designated [   ] (the "ACCOUNT") and the debts
represented by it.

We irrevocably instruct and authorise you to:

(a) (i) disclose to the Security Trustee on request to you by the Security Trustee any information relating to the Account; and

     (ii) comply with the terms of any written notice or instructions relating to the Debenture or moneys standing to the credit of any Account and the debts represented by it, received by you from the Security Trustee, without any reference to or further authority from us and without any enquiry by you as to the justification for the disclosure or, as the case may be, validity of the notice or instructions;

(b) hold all sums from time to time standing to the credit of the Account to the order of the Security Trustee; and

(c) pay or release all or any part of the moneys standing to the credit of the Account in accordance with the written instructions of the Security Trustee.

We are not permitted to withdraw any amount from any of the Accounts maintained with you without the prior written consent of the Security Trustee [if the Security Trustee notifies you that our withdrawal rights on the Account have been terminated./1/]

The instructions in this letter may not be revoked or amended without the prior written consent of the Security Trustee.

This letter is governed by English law.

___________________________
/1/   Only for FF&E Account.

Please confirm your agreement to the above by sending the attached acknowledgement to the Security Trustee with a copy to ourselves.

Yours faithfully,

 .................................................
(Authorised Signatory)
Blackstone Hotel Acquisitions Company

                                    PART II

                  FORM OF ACKNOWLEDGEMENT OF THE ACCOUNT BANK

                    [ON THE LETTERHEAD OF THE ACCOUNT BANK]

To:  Bankers Trust Company
     as Security Trustee



                                                        [DATE]

Dear Sirs,

DEBENTURE ("DEBENTURE") DATED 7TH APRIL, 1998 BETWEEN BLACKSTONE HOTEL ACQUISITIONS COMPANY AND BANKERS TRUST COMPANY

We confirm receipt from Blackstone Hotel Acquisitions Company (the "COMPANY") of
a notice dated [     ] of a charge upon the terms of the Debenture
over all moneys standing to the credit of the Company's account number [       ]
with us designated [      ] (the "ACCOUNT") and the debts represented by
it.

We confirm that we:

(a) accept the instructions contained in the notice and undertake to comply with the notice;

(b)  have not received notice of the interest of any third party in the Account;

(c) have neither claimed or exercised nor will claim or exercise any security interest, set-off, counter-claim or other right in respect of the Account, the moneys in the Account or the debts represented by it; and

(d) shall not permit any amount to be withdrawn from the Account without your prior written consent [if you have notified us that the Company's withdrawal rights on the Account have been terminated./1/]

This letter is governed by English law.


Yours faithfully,


 .................................................
(Authorised signatory)
[Account Bank

_____________________________
/1/   Only for FF&E Account.

                                  SIGNATORIES


EXECUTED as a deed by            )
BLACKSTONE HOTEL                 )
ACQUISITIONS COMPANY             )
acting by:                       )
                                 )


               Director                     JONATHAN GRAY

               Director/Secretary           JOHN B. CERIALE



The Security Trustee

BANKERS TRUST COMPANY                       DERMOT MURPHY

By: